For Immediate Release

Sun Bancorp, Inc. Announces 3Q 2014 Earnings; Significant Progress on Restructuring Initiative; Improved Capital Ratios and Asset Quality; Management Team Enhancements

Contact:                 Mike Dinneen
Senior Vice President, Director of Marketing
(856) 552-5013
mdinneen@sunnb.com

MOUNT LAUREL, N.J. – October 22, 2014 –

Third Quarter Highlights
•	Significant progress in executing comprehensive strategic restructuring initiative.
•	Successfully exited mortgage banking business, asset based lending and other high risk loan relationships.
•	Non-interest expense fell 27% to $24.1 million versus $32.9 million in the year ago quarter.
•	Successful completion of $20 million common equity raise: Sun Bancorp, Inc. Tier 1 Leverage Ratio increased to 9.8%
•	Planned balance sheet reduction led to a $180 million decline in loans during the quarter.
•	Average interest-earning cash balances grew by 67% during the quarter to $406 million.
•	Continued improvement in asset quality as non-performing loans held-for-investment fell to $14.1 million, or 0.8% of loans, from $55.4 million, or 2.6% of loans, one year ago.

Sun Bancorp, Inc. (NASDAQ: SNBC) (the "Company"), the holding company for Sun National Bank (the “Bank”), reported today a net loss of $825 thousand, or a loss of $0.05 per diluted share, for the quarter ended September 30, 2014, compared to a net loss of $24.2 million, or a loss of $1.39 per diluted share, and a net loss of $4.9 million, or a loss of $0.28 per diluted share, for the second quarter of 2014 and the third quarter of 2013, respectively.  On a pre-tax basis, the Company had a loss of $516 thousand for the quarter ended September 30, 2014, compared to a pre-tax loss of $23.9 million and a pre-tax loss of $4.9 million for the second quarter of 2014 and the third quarter of 2013, respectively.

“During the third quarter, we successfully executed on all facets of our restructuring plans, and are now witnessing the initial impact.  While there remains much work ahead, we have made significant, transformational progress towards achieving the platform that will support our long-term success,” said President & CEO Thomas M. O’Brien.  “We have aggressively confronted both the substantial legacy barriers to performance, and at the same time have started to build a platform that can support meaningful revenue generation and growth.”

Discussion of Results:

Balance Sheet

The Company continues to execute on its previously stated objective of shrinking the balance sheet.  Overall in the third quarter, the Company reduced assets by $74.8 million.  This included reductions of $179.7 million in gross loans held-for-investment, $21.8 million in loans held-for-sale and $29.0 million in investments, partially offset by an increase of $173.9 million in cash and cash equivalents. Deposit balances declined by $102.1 million in the third quarter of 2014 to $2.17 billion due to planned deposit run-off, primarily related to public funds balances.

“Although we have experienced a year over year reduction in overall deposit balances, this was planned as certain non-strategic, higher rate deposit segments were re-priced.  We are continuing to emphasize building profitable business relationships with our commercial and consumer clients and we are pleased with the progress in this respect,” said O’Brien.

The Company had $26.3 million in loans held-for-sale and $192.1 million in deposits held-for-sale at September 30, 2014 related to the pending sale of seven branches to Sturdy Savings Bank which is scheduled to close in the first quarter of 2015.  Sturdy Savings Bank recently received all regulatory approval required for the acquisition of the branches and systems conversion planning has begun.  A first quarter 2015 transaction close remains the target.

Net Interest Income and Margin

The net interest margin declined 16 basis points to 2.87% for the three months ended September 30, 2014 from 3.03% in the linked quarter as commercial loan balances continue to decline and the Company’s cash balances remain elevated.  Average interest-earning deposits grew to $405.8 million, up $162.8 million from the linked quarter.  With the elevated level of loan payoffs, we saw an increase in prepayment penalties during the quarter which had a positive impact on net interest income.  Prepayment penalties totaled approximately $691 thousand in the quarter which boosted the net interest margin by 11 basis points.  These fees offset what would have been a larger decrease in net interest income for the quarter.  We expect to see prepayment penalty revenue decline in the coming quarters as payoffs normalize.

“The plan to significantly de-risk the loan portfolio inevitably leads to building liquidity.  It is a price that we fully anticipated and one that we believe is entirely prudent given the circumstances.  While our liquidity levels are expected to remain elevated, we have begun to build a focused commercial lending platform through which we can begin to deploy our excess cash balances into quality commercial loans,” said O’Brien.  “With new commercial banking leadership, as well as enhanced lending teams based in Edison, N.J. and Manhattan, the Bank is preparing for future loan growth.”

Non-Interest Income

Non-interest income was $4.7 million for the quarter ended September 30, 2014, as compared to $4.0 million for the quarter ended June 30, 2014 and $5.8 million for the comparable prior year quarter. The increase from the linked quarter of $718 thousand was primarily attributable to $1.2 million of negative derivative credit valuation adjustments in the prior quarter associated with commercial loan sales. Net mortgage banking income declined by $106 thousand from the second quarter of 2014 to $423 thousand for the third quarter of 2014 as the Company continues the orderly unwind of Sun Home Loans. The decrease in non-interest income from the prior year quarter is due primarily to a decline in net mortgage banking revenue.  Mortgage banking income is anticipated to fall to zero in future periods.  Going forward, a large percentage of non-interest income is expected to be derived from deposit fees and alternative investment fees which totaled $2.9 million in the third quarter of 2014.

Non-Interest Expense

Non-interest expense for the third quarter of 2014 was $24.1 million, a decrease of $9.3 million from the second quarter of 2014 and $8.8 million from the comparable prior year quarter. Salaries and benefits expense declined by $5.0 million from the second quarter due primarily to the severance charges recorded in the prior quarter as well as the overall impact of the previously announced workforce reduction.  The remaining decline in non-interest expense from the linked quarter is primarily due to prior period restructuring costs, loan sale transaction fees and the overall beneficial impact of ongoing expense reduction efforts.
“As we conclude the restructuring and corrective actions by 2015, our quarterly non-interest expense is anticipated to be approximately $20 million,” said O’Brien.  “While we’ve seen the initial results of the restructuring initiatives including bulk loan sales, capital raise, branch count reductions, and the exit of healthcare, asset-based lending, and mortgage banking businesses, our expenses still remain elevated in the short term since we are supporting activities tied to the conclusion of our restructuring efforts, including the pending sale of our Cape May locations, which is anticipated to close in the first quarter of 2015, as well as higher compliance-related costs related to our regulatory agreement.”

Asset Quality

Asset quality metrics remained strong with low levels of problem loans.  The Bank’s non-performing loans held-for-investment  were essentially flat at $14.1 million at September 30, 2014 as compared to the prior quarter and non-performing loans held-for-investment to total loans were stable at 0.8%.

During the third quarter, the Company completed the sale of $15.8 million of problem consumer loans that were placed into held-for-sale at June 30, 2014 as part of the balance sheet restructuring.  During the third quarter of 2014, the Company incurred an additional write down of $707 thousand for the remaining home equity loans in held-for-sale which have a balance of $2.8 million at September 30, 2014.  The Company is actively marketing this small portfolio for sale.

There was no provision expense recorded during the third quarter of 2014 compared to $14.8 million of provision expense in the linked quarter.  Net charge-offs were $1.9 million in the three months ended September 30, 2014 as compared to $20.2 million in the second quarter of 2014 and net recoveries of $123 thousand in the third quarter of 2013. The impact of the net charge-offs was directly offset by a decrease in required reserves as a result of the overall  reduction in loan balances noted above. The allowance for loan losses was $26.5 million, or 1.58% of gross loans held-for-investment, at September 30, 2014, as compared to $28.4 million, or 1.53% of gross loans held-for-investment, at June 30 2014 and $35.5 million, or 1.66% of gross loans held-for-investment, at December 31, 2013.

Capital

In the third quarter, the Company announced the successful completion of a $20 million capital raise.  At September 30, 2014, the capital ratios of the Company and the Bank continued to exceed the levels mandated by the Federal Reserve and the Office of the Comptroller of the Currency, respectively.  At September 30, 2014, the Bank’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 16.2%, 14.9%, and 9.4%, respectively.  At September 30, 2014, the Company’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 17.9%, 15.5%, and 9.8%, respectively.  The Company’s tangible equity to tangible assets ratio was 7.5% at September 30, 2014, as compared to 6.6% at June 30, 2014.

The Company will hold a conference call on Thursday, October 23, 2014 at 11:00 AM (EST) to discuss results and answer questions from analysts and investors.  Participants may listen to or participate in the Company’s earnings conference call via the following:

•	Toll-free participant dial-in: 800-210-9006

•	Conference ID: 2587628

About Sun Bancorp

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.82 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service commercial bank serving customers throughout New Jersey. Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, concerning the financial condition, results of operations and business of the Company. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about events or results or otherwise are not statements of historical facts, including statements about the successful implementation of our comprehensive strategic restructuring plan to improve financial performance and capital, reduce costs, risk and operating complexity, and the timing of the completion of the transactions contemplated thereby, addressing the Company's long-standing obstacles to earnings, regulatory compliance and overall performance excellence, building a platform that can support meaningful revenue generation and growth and through which we can begin to deploy our excess cash balances into quality commercial loans, our preparations for future loan growth, our progress in building profitable deposit relationships with our commercial and consumer clients, anticipated reductions in non-interest expenses and the anticipated closing of the sale of certain branches in the first quarter of 2015. These statements may be identified by such words as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate” or similar words or variations of such terms.  Actual results and trends could differ materially from those set forth in such statements and there can be no assurances that our strategic restructuring plan will improve our financial performance, improve our future capital levels, reduce our costs, or reduce our risks or operating complexity; that our strategic restructuring plan will be completed as and in the time frames anticipated; that we will adequately address long standing obstacles to earnings, regulatory compliance and overall performance excellence; that we will build a platform that can support meaningful revenue generation and growth and through which we can deploy our excess cash balances into quality commercial loans; that our preparations for future loan growth will be successful; that we will continue to make progress in building profitable deposit relationships with our commercial and consumer clients; that we will experience anticipated reductions in non-interest expenses; or that the closing of the sale of certain branches in the first quarter of 2015 will be completed successfully. We caution that such statements are subject to a number of uncertainties. Factors that could cause actual results to differ from those expressed or implied by such forward-looking statements include, but are not limited to: (i) competition among providers of financial services; (ii) changes in laws and regulations, including without limitation changes in capital requirements under the federal prompt corrective action regulations; (iii) changes in business strategy or an inability to execute strategy due to the occurrence of unanticipated events; (iv) the failure to complete any or all of the transactions contemplated in the Company's comprehensive strategic restructuring plan on the terms currently contemplated; (v) failure to comply with the Bank’s agreement with the Office of the Comptroller of the Currency (the “OCC”); (vi) the cost of compliance with the agreement; (vii) local, regional and national economic conditions and events and the impact they may have on the Company, the Bank and its customers; (viii) the ability to attract deposits and other sources of liquidity; (ix) changes in the financial performance and/or condition of Bank's borrowers; (x) changes in the level of non-performing and classified assets and charge-offs; (xi) changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (xii) inflation, interest rate, securities market and monetary fluctuations; (xiii) changes in consumer spending, borrowing and saving habits; (xiv) the ability to increase market share and control expenses; (xv) volatility in the credit and equity markets and its effect on the general economy; (xvi) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; and (xvii) those detailed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the fiscal year ended December 31, 2013, the Company's Form 10-Q for the three months ended June 30, 2014 and March 31, 2014, and in other filings made pursuant to the Securities Exchange Act of 1934, as amended. Therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

###

Non-GAAP Financial Measures (Unaudited)

This news release references tax-equivalent interest income. Tax-equivalent interest income is a non-GAAP financial measure. Tax-equivalent interest income assumes a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013 were $166 thousand, $166 thousand, $166 thousand, $167 thousand, and $167 thousand, respectively. The fully taxable equivalent adjustments for the nine months ended September 30, 2014 and 2013 were $498 thousand, and $554 thousand, respectively. This release also references tangible book value per common share. Tangible book value per common share is a non-GAAP financial measure.  Tangible book value per common share is a ratio of tangible equity, shareholders’ equity less intangible assets, to outstanding common shares. Intangible assets at September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013 were $38.2 million, $38.4 million, $38.7 million, $39.0 million and $39.4 million, respectively.

Tax-equivalent interest income
The following reconciles net interest income to net interest income on a fully taxable equivalent basis using a 35% tax rate for the three months ended September 30, 2014,  June 30, 2014, March 31, 2014, December 31, 2013, and September 30, 2013 and nine months ended September 30, 2014 and September 30, 2013.
For Three Months Ended:	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Net interest income	$18,921	$20,612	$21,392	$21,935	$22,980
Effect of tax exempt income	166	166	166	167	167
Net interest income, tax equivalent basis	$19,087	$20,778	$21,558	$22,102	$23,147

For Nine Months Ended:	September 30,
	2014	2013

Net interest income	$60,925	$ 67,834
Effect of tax exempt income	498	554
Net interest income, tax equivalent basis	$61,423	$ 68,388

Tangible book value per common share
The following reconciles shareholders’ equity to tangible equity by reducing shareholders’ equity by the intangible asset balance at September 30, 2014, June 30, 2014, March 31, 2014, December, 31, 2013, and September 30, 2013.

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Tangible book value per common share:
Shareholders’ equity	$247,047	$227,656	$248,898	$245,337	$257,140
Less: Intangible assets	38,188	38,426	38,709	38,993	39,448
Tangible equity	$208,859	$189,230	$210,189	$206,344	$217,692

Common stock	18,885	17,752	17,742	17,742	17,724
Less: Treasury stock	300	319	389	399	414
Total outstanding shares	18,585	17,433	17,353	17,343	17,310

Tangible book value per common share:	$11.24	$10.85	$12.11	$11.90	$12.58

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share amounts)
For the Three Months Ended			For the Nine Months Ended
September 30,			September 30,
	2014	2013	2014	2013
Profitability for the period:
Net interest income	$18,921	$22,980	$60,925	$67,834
Provision for loan losses	-	724	14,803	(988)
Non-interest income	4,695	5,799	13,621	26,939
Non-interest expense	24,132	32,917	85,697	97,492
Loss before income taxes	(516)	(4,862)	(25,954)	(1,731)
Income tax expense Net loss available to common shareholders	$309 (825)	$ - (4,862)	$1,025 (26,979) $	- (1,731)

Financial ratios:
Return on average assets(1)	(0.11)%	(0.60)%	(1.68)%	(0.07)%
Return on average equity(1)	(1.4)%	(7.5)%	(19.8)%	(0.9)%
Return on average tangible equity(1),(2)	(1.6)%	(8.8)%	(23.3)%	(1.0)%
Net interest margin(1)	2.87%	3.10%	2.95%	3.07%
Efficiency ratio	95%	114%	116%	103%

Loss per common share:
Basic(3)	$(0.05)	$(0.28)	$(1.54)	$(0.10)
Diluted(3)	$(0.05)	$(0.28)	$(1.54)	$(0.10)

Average equity to average assets	8.41%	7.99%	8.47%	8.12%
	September 30,		December 31,
	2014	2013	2013
At period-end:
Total assets	$2,819,893	$3,236,321	$3,087,553
Total deposits	2,170,627	2,752,693	2,621,571
Loans receivable, net of allowance for loan losses	1,649,869	2,120,686	2,102,167
Loans held-for-sale, at fair value	4,595	-	20,662
Loans held-for-sale, at lower of cost or market	2,770	18,707	-
Investments	425,079	425,029	457,797
Branch deposits held-for-sale	192,068	-	-
Borrowings	68,904	68,953	68,765
Junior subordinated debentures	92,786	92,786	92,786
Shareholders’ equity	247,047	257,140	245,337

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	1.58%	2.25%	1.66%
Non-performing loans held-for-investment to gross loans held-for-investment	0.84%	2.55%	1.78%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	1.09%	2.76%	1.87%
Allowance for loan losses to non-performing loans held-for-investment	187%	88%	94%

Total capital (to risk-weighted assets) (4):
Sun Bancorp, Inc.	17.9%	14.7%	14.4%
Sun National Bank	16.2%	14.0%	13.7%
Tier 1 capital (to risk-weighted assets) (4):
Sun Bancorp, Inc.	15.6%	12.8%	12.3%
Sun National Bank	14.9%	12.7%	12.4%
Leverage ratio:
Sun Bancorp, Inc.	9.8%	9.1%	9.0%
Sun National Bank	9.4%	9.1%	9.0%

Book value per common share	$13.29	$14.85	$14.15
Tangible book value per common share	$11.24	$12.58	$11.90
(1) Amounts for the three and nine months ended are annualized.
(2) Prior periods were retroactively adjusted for the impact of the 1-for-5 reverse stock split completed on August 11, 2014.
(3) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.
(4) September 30, 2014 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	September 30, 2014	December 31, 2013
ASSETS
Cash and due from banks	$37,032	$38,075
Interest-earning bank balances	467,321	229,687
Cash and cash equivalents	504,353	267,762
Restricted cash	13,000	26,000
Investment securities available for sale (amortized cost of $410,354 and $452,023 at September 30, 2014 and December 31, 2013, respectively)	409,496	440,097
Investment securities held to maturity (estimated fair value of $645 and $692 at September 30, 2014 and December 31, 2013, respectively)	604	681
Loans receivable (net of allowance for loan losses of $26,540 and $35,537 at September 30, 2014 and December 31, 2013, respectively)	1,649,869	2,102,167
Loans held-for-sale, at fair value	4,595	20,662
Loans held-for-sale, at lower of cost or market	2,770	-
Branch assets held-for-sale	31,408	-
Restricted equity investments, at cost	14,979	17,019
Bank properties and equipment, net	41,610	49,095
Real estate owned	1,084	2,503
Accrued interest receivable	5,652	7,112
Goodwill	38,188	38,188
Intangible assets, net	-	805
Deferred taxes, net	-	4,575
Bank owned life insurance (BOLI)	78,650	77,236
Other assets	23,635	33,651
Total assets	$2,819,893	$3,087,553

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,170,627	$2,621,571
Branch deposits held-for-sale	192,068	-
Securities sold under agreements to repurchase – customers	963	478
Advances from the Federal Home Loan Bank of New York (FHLBNY)	60,830	60,956
Obligations under capital lease	7,111	7,331
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	662	-
Other liabilities	47,799	59,094
Total liabilities	2,572,846	2,842,216

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $5 par value, 40,000,000 shares authorized; 18,884,782 shares issued and 18,585,036 shares outstanding at September 30, 2014; 17,742,207 shares issued and 17,342,883 shares outstanding at December 31, 2013(1)	94,415	88,711
Additional paid-in capital	515,390	506,719
Retained deficit	(344,933)	(317,954)
Accumulated other comprehensive loss	(508)	(7,055)
Deferred compensation plan trust	(599)	(522)
Treasury stock at cost, 299,746 shares at September 30, 2014; and 399,324 shares at December 31, 2013	(16,718)	(24,562)
Total shareholders’ equity	247,047	245,337
Total liabilities and shareholders’ equity	$2,819,893	$3,087,553
(1) Prior period share data was retroactively adjusted for the impact of the 1-for-5 reverse stock split completed on August 11, 2014

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
INTEREST INCOME
Interest and fees on loans	$19,307	$24,576	$62,223	$73,420
Interest on taxable investment securities	2,140	1,680	6,583	4,449
Interest on non-taxable investment securities	306	310	923	1,028
Dividends on restricted equity investments	202	222	643	685
Total interest income	21,955	26,788	70,372	79,582
INTEREST EXPENSE
Interest on deposits	2,057	2,813	6,526	8,773
Interest on funds borrowed	435	445	1,314	1,332
Interest on junior subordinated debentures	542	550	1,607	1,643
Total interest expense	3,034	3,808	9,447	11,748
Net interest income	18,921	22,980	60,925	67,834
PROVISION FOR LOAN LOSSES	-	724	14,803	(988)
Net Interest income after provision for loan losses	18,921	22,256	46,122	68,822
NON-INTEREST INCOME
Service charges on deposit accounts	2,285	2,314	6,651	6,793
Mortgage banking revenue, net	423	1,593	1,190	10,598
Gain on sale of investment securities	-	2	50	3,489
Investment products income	635	678	1,967	2,085
BOLI income	484	482	1,414	1,416
Derivative credit valuation adjustment	11	(380)	(1,189)	(878)
Other	857	1,110	3,538	3,436
Total non-interest income	4,695	5,799	13,621	26,939
NON-INTEREST EXPENSE
Salaries and employee benefits	11,265	12,656	40,141	39,967
Commission expense	553	2,001	2,261	6,598
Occupancy expense	2,980	3,456	10,798	10,113
Equipment expense	1,695	1,796	5,800	5,485
Amortization of intangible assets	238	540	805	2,002
Data processing expense	1,299	995	3,777	3,021
Professional fees	1,423	5,947	5,262	13,355
Insurance expenses	1,443	1,496	4,268	4,468
Advertising expense	567	676	1,676	1,927
Problem loan expense	294	816	1,492	2,638
Real estate owned expense, net	71	252	917	1,741
Office supplies expense	217	192	753	612
Other	2,087	2,094	7,747	5,565
Total non-interest expense	24,132	32,917	85,697	97,492
LOSS BEFORE INCOME TAXES	(516)	(4,862)	(25,954)	(1,731)
INCOME TAX EXPENSE	309	-	1,025	-
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(825)	$(4,862)	$(26,979)	$(1,731)

Basic loss per share(1)	$(0.05)	$(0.28)	$(1.54)	$(0.10)
Diluted loss per share(1)	$(0.05)	$(0.28)	$(1.54)	$(0.10)
Weighted average shares – basic(1)	17,949,643	17,299,917	17,574,246	17,271,373
Weighted average shares – diluted(1)	17,949,643	17,299,917	17,574,246	17,271,373
(1) Prior periods were retroactively adjusted for the impact of the 1-for-5 reverse stock split completed on August 11, 2014.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2014	2014	2014	2013	2013
	Q3	Q2	Q1	Q4	Q3
Balance sheet at quarter end:
Cash and cash equivalents	$504,353	$330,440	$282,095	$267,762	$427,583
Restricted cash	13,000	26,000	26,000	26,000	26,000
Investment securities	425,079	454,051	456,724	457,797	425,029
Loans held-for-investment:
Commercial	1,196,767	1,363,900	1,519,993	1,587,566	1,636,856
Home equity	151,369	165,671	184,936	188,478	192,135
Second mortgage	21,858	21,282	23,312	25,279	26,028
Residential real estate	299,838	298,063	326,945	305,552	281,537
Other	6,577	7,200	28,894	30,829	32,984
Total gross loans held-for-investment	1,676,409	1,856,116	2,084,080	2,137,704	2,169,540
Allowance for loan losses	(26,540)	(28,392)	(33,768)	(35,537)	(48,854)
Net loans held-for-investment	1,649,869	1,827,724	2,050,312	2,102,167	2,120,686
Loans held-for-sale	7,365	29,171	16,048	20,662	18,707
Branch assets held-for-sale	31,408	34,058	-	-	-
Goodwill	38,188	38,188	38,188	38,188	38,188
Intangible assets, net	-	238	521	805	1,260
Total assets	2,819,893	2,894,658	3,038,467	3,087,553	3,236,321
Total deposits	2,170,627	2,272,765	2,573,445	2,621,571	2,752,693
Branch deposits held-for-sale	192,068	160,769	-	-	-
Securities sold under agreements to repurchase - customers	963	670	471	478	554
Advances from FHLBNY	60,830	60,873	60,915	60,956	60,997
Obligations under capital lease	7,111	7,191	7,259	7,331	7,402
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	247,047	227,656	248,898	245,337	257,140
Quarterly average balance sheet:
Loans(1):
Commercial	$1,292,705	$1,480,491	$1,560,442	$1,621,222	$1,671,302
Home equity	179,226	185,710	187,052	190,394	194,622
Second mortgage	22,528	24,358	24,863	26,142	27,041
Residential real estate	322,751	338,028	331,433	312,977	299,667
Other	3,755	23,196	25,014	26,134	27,723
Total gross loans	1,820,965	2,051,783	2,128,804	2,176,869	2,220,355
Securities and other interest-earning assets	840,541	694,529	677,850	782,200	763,575
Total interest-earning assets	2,661,506	2,746,312	2,806,654	2,959,069	2,983,930
Total assets	2,888,920	2,982,427	3,049,321	3,205,900	3,264,884
Non-interest-bearing demand deposits	612,775	573,290	559,606	585,530	549,684
Total deposits	2,429,606	2,519,901	2,584,588	2,718,905	2,746,820
Total interest-bearing liabilities	1,978,480	2,108,103	2,186,394	2,295,072	2,358,923
Total shareholders' equity	243,020	254,116	250,946	256,783	260,701
Capital and credit quality measures:
Total capital (to risk-weighted assets)(2):
Sun Bancorp, Inc.	17.9%	15.0%	14.9%	14.41%	14.72%
Sun National Bank	16.2%	14.5%	14.1%	13.65%	13.96%
Tier 1 capital (to risk-weighted assets)(2):
Sun Bancorp, Inc.	15.6%	12.4%	12.8%	12.34%	12.76%
Sun National Bank	14.9%	13.2%	12.8%	12.40%	12.70%
Leverage ratio:
Sun Bancorp, Inc.	9.8%	8.6%	9.4%	8.99%	9.13%
Sun National Bank	9.4%	9.1%	9.5%	9.02%	9.09%

Average equity to average assets	8.4%	8.5%	8.2%	8.01%	7.99%
Allowance for loan losses to total gross loans held-for-investment	1.58%	1.5%	1.62%	1.66%	2.25%
Non-performing loans held-for-investment to gross loans held-for-investment	0.84%	0.76%	1.80%	1.78%	2.55%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	1.07%	1.02%	1.91%	1.87%	2.76%
Allowance for loan losses to non-performing loans held-for-investment	188%	202%	90%	94%	88%

Other data:
Net (charge-offs) recoveries	(1,852)	(20,179)	(1,768)	(15,452)	123
Non-performing assets:
Non-accrual loans	$13,561	$13,470	$29,387	$29,811	$44,976
Non-accrual loans held-for-sale	2,770	4,086	-	-	-
Troubled debt restructurings, non-accrual	528	583	8,017	8,166	10,419
Loans past due 90 days and accruing	-	-	42	-	-
Real estate owned, net	1,084	1,327	2,728	2,503	5,059
Total non-performing assets	$17,943	$19,466	40,174	40,480	$60,454
(1) Average balances include non-accrual loans and loans held-for-sale. (2) September 30, 2014 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
2014	2014	2014	2013	2013
Q3	Q2	Q1	Q4	Q3
Profitability for the quarter:
Tax-equivalent interest income	$22,121	$23,943	$24,806	$25,667	$26,955
Interest expense	3,034	3,165	3,248	3,565	3,808
Tax-equivalent net interest income	19,087	20,778	21,558	22,102	23,147
Tax-equivalent adjustment	166	166	166	167	167
Provision for loan losses	-	14,803	-	2,135	(724)
Non-interest income	4,695	3,977	4,949	4,742	5,799
Non-interest expense excluding amortization of intangible assets	23,894	33,394	27,604	32,002	32,377
Amortization of intangible assets	238	283	284	455	540
Loss before income taxes	(516)	(23,891)	(1,547)	(7,915)	(4,862)
Income tax expense	309	357	359	297	-
Net loss available to common shareholders	$(825)	$(24,248)	$(1,906)	$(8,212)	$(4,862)
Financial ratios:
Return on average assets(1)	(0.11)%	(3.25)%	(0.25)%	(1.02)%	(0.60)%
Return on average equity(1)	(1.4)%	(38.2)%	(3.0)%	(12.8)%	(7.5)%
Return on average tangible equity(1),(2)	(1.6)%	(45.0)%	(3.6)%	(15.1)%	(8.8)%
Net interest margin(1)	2.87%	3.03%	3.07%	2.99%	3.10%
Efficiency ratio	95%	137%	106%	122%	114%
Per share data:
Loss per common share:
Basic(3)	$(0.05)	$(1.39)	$(0.11)	$(0.47)	$(0.28)
Diluted(3)	$(0.05)	$(1.39)	$(0.11)	$(0.47)	$(0.28)
Book value(3)	$13.29	$13.06	$14.34	$14.15	$14.86
Tangible book value(3)	$11.24	$10.85	$12.11	$11.90	$12.58
Average basic shares(3)	17,949,643	17,417,829	17,348,169	17,316,673	17,299,917
Average diluted shares(3)	17,949,643	17,417,829	17,348,169	17,316,673	17,299,917
Non-interest income:
Service charges on deposit accounts	$2,285	$2,215	$2,151	$2,263	$2,314
Mortgage banking revenue, net	423	529	635	1,000	1,593
Net gain on sale of investment securities	-	50	-	-	2
Investment products income	635	715	617	599	678
BOLI income	484	469	461	466	482
Derivative credit valuation adjustment	11	(1,162)	(38)	(710)	(380)
Other income	857	1,161	1,123	1,124	1,110
Total non-interest income	$4,695	$3,977	$4,949	$4,742	$5,799
Non-interest expense:
Salaries and employee benefits	$11,265	$15,992	$12,884	$13,070	$12,656
Commission expense	553	811	897	1,098	2,001
Occupancy expense	2,980	3,552	4,266	3,406	3,456
Equipment expense	1,695	2,356	1,749	1,871	1,796
Amortization of intangible assets	238	283	284	455	540
Data processing expense	1,299	1,281	1,197	1,223	995
Professional fees	1,423	2,353	1,486	4,891	5,947
Insurance expense	1,443	1,358	1,467	1,498	1,496
Advertising expense	567	523	586	903	676
Problem loan costs	294	566	632	769	816
Real estate owned expense, net	71	702	144	529	252
Office supplies expense	217	285	251	245	192
Other expense	2,087	3,615	2,045	2,499	2,094
Total non-interest expense	$24,132	$33,677	$27,888	$32,457	$32,917
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Prior periods were retroactively adjusted for the impact of the 1-for-5 reverse stock split completed on August 11, 2014.
SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
For the Three Months Ended September 30,
2014	2013
Average	Income/	Yield/	Average	Income/	Yield/
Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial	$1,292,705	$14,438	4,47%	$1,671,302	19,205	4.60%
Home equity	179,226	1,749	3.90	194,622	1,892	3.89
Second mortgage	22,528	313	5.56	27,041	384	5.68
Residential real estate	322,751	2,737	3.39	299,667	2,620	3.50
Other	3,755	70	7.46	27,723	476	6.87
Total loans receivable	1,820,965	19,307	4.24	2,220,355	24,577	4.43
Investment securities(3)	434,721	2,562	2.36	414,189	2,203	2.13
Interest-earning bank balances	405,820	252	0.25	349,386	222	0.25
Total interest-earning assets	2,661,506	22,121	3.32	2,983,930	27,002	3.62
Non-interest earning assets:
Cash and due from banks	44,380	46,336
Restricted cash	13,000	26,000
Bank properties and equipment, net	46,162	48,590
Goodwill and intangible assets, net	38,281	39,717
Other assets	85,591	120,311
Total non-interest-earning assets	227,414	280,954
Total assets	$2,888,920	$3,264,884

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,010,830	$707	0.28%	$1,263,160	1,064	0.34%
Savings deposits	256,909	164	0.26	270,394	213	0.32
Time deposits	549,092	1,186	0.86	663,582	1,536	0.93
Total interest-bearing deposit accounts	1,816,831	2,057	0.45	2,197,136	2,813	0.51
Short-term borrowings:
Securities sold under agreements to repurchase - customers	875	-	-	555	-	-
Long-term borrowings:
FHLBNY advances (4)	60,845	318	2.09	61,011	321	2.10
Obligations under capital lease	7,143	117	6.55	7,435	124	6.67
Junior subordinated debentures	92,786	542	2.34	92,786	550	2.37
Total borrowings	161,649	977	2.42	161,787	995	2.46
Total interest-bearing liabilities	1,978,480	3,034	0.61	2,358,923	3,808	0.65
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	612,775	549,684
Other liabilities	54,645	95,576
Total non-interest bearing liabilities	667,420	645,260
Total liabilities	2,645,900	3,004,183
Shareholders' equity	243,020	260,701
Total liabilities and shareholders' equity	$2,888,920	$3,264,884

Net interest income	$19,087	$23,194
Interest rate spread (5)	2.71%	2.97%
Net interest margin (6)	2.87%	3.11%
Ratio of average interest-earning assets to average interest-bearing liabilities	135%	127%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended September, 2014 and 2013 were $166 thousand and $167 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Nine Months Ended September 30,
	2014			2013
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial	$1,443,565	$46,173	4.25%	$1,711,443	56,786	4.41%
Home equity	183,967	5,288	3.82	198,688	5,709	3.82
Second mortgage	23,907	996	5.54	28,677	1,244	5.77
Residential real estate	330,706	8,881	3.57	312,496	8,176	3.48
Other	17,244	884	6.82	29,010	1,504	6.90
Total loans receivable	1,999,389	62,222	4.14	2,280,314	73,419	4.28
Investment securities(3)	447,894	8,103	2.41	405,124	6,192	2.03
Interest-earning bank balances	290,342	544	0.25	279,288	525	0.25
Total interest-earning assets	2,737,625	70,869	3.44	2,964,726	80,136	3.59
Non-interest earning assets:
Cash and due from banks	42,317			72,025
Restricted cash	21,619			-
Bank properties and equipment, net	47,442			49,375
Goodwill and intangible assets, net	38,565			40,314
Other assets	85,400			104,933
Total non-interest-earning assets	235,343			266,647
Total assets	$2,972,968			$3,231,373

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,086,050	$2,304	0.28%	$1,249,777	3,269	0.35%
Savings deposits	262,829	521	0.26	268,488	648	0.32
Time deposits	579,833	3,701	0.85	676,742	4,856	0.95
Total interest-bearing deposit accounts	1,928,712	6,526	0.45	2,195,007	8,773	0.53
Short-term borrowings:
Securities sold under agreements to repurchase - customers	627	-	-	1,920	2	0.14
Long-term borrowings:
FHLBNY advances (4)	60,887	946	2.07	61,073	955	2.08
Obligations under capital lease	7,219	367	6.76	7,503	375	6.65
Junior subordinated debentures	92,786	1,607	2.30	92,786	1,643	2.36
Total borrowings	161,519	2,920	2.40	163,282	2,975	2.42
Total interest-bearing liabilities	2,090,231	9,446	0.60	2,358,289	11,748	0.66
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	582,085			529,322
Other liabilities	51,321			81,477
Total non-interest bearing liabilities	633,406			610,799
Total liabilities	2,723,637			2,969,088
Shareholders' equity	249,331			262,285
Total liabilities and shareholders' equity	$2,972,968			$3,231,372

Net interest income		$61,423			$68,388
Interest rate spread (5)			2.84%			2.93%
Net interest margin (6)			2.98%			3.07%
Ratio of average interest-earning assets to average interest-bearing liabilities			131%			125%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the nine months ended September 30, 2014 and 2013 were $498 thousand and $554 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	September 30, 2014			June 30, 2014
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial	$1,292,705	$14,438	4,47%	$1,480,491	$15,385	4.16%
Home equity	179,226	1,749	3.90	185,710	1,777	3.83
Second mortgage	22,528	313	5.56	24,358	326	5.35
Residential real estate	322,751	2,737	3.39	338,028	3,187	3.77
Other	3,755	70	7.46	23,196	391	6.74
Total loans receivable	1,820,965	19,307	4.24	2,051,783	21,066	4.11
Investment securities (3)	434,721	2,562	2.36	451,477	2,723	2.41
Interest-earning bank balances	405,820	252	0.25	243,052	154	0.25
Total interest-earning assets	2,661,506	22,121	3.32	2,746,312	23,943	3.49
Non-interest earning assets:
Cash and due from banks	44,380			41,196
Restricted cash	13,000			26,000
Bank properties and equipment, net	46,162			47,586
Goodwill and intangible assets, net	38,281			38,568
Other assets	85,591			82,765
Total non-interest-earning assets	227,414			236,115
Total assets	$2,888,920			$2,982,427

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,010,830	$707	0.28%	$1,099,385	$790	0.29%
Savings deposits	256,909	164	0.26	264,386	177	0.27
Time deposits	549,092	1,186	0.86	582,840	1,223	0.84
Total interest-bearing deposit accounts	1,816,831	2,057	0.45	1,946,611	2,190	0.45
Short-term borrowings:
Securities sold under agreements to repurchase - customers	875	-	-	598	-	-
Long-term borrowings:
FHLBNY advances (4)	60,845	318	2.09	60,887	315	2.07
Obligations under capital lease	7,143	117	6.55	7,221	127	7.04
Junior subordinated debentures	92,786	542	2.34	92,786	533	2.30
Total borrowings	161,649	977	2.42	161,492	975	2.41
Total interest-bearing liabilities	1,978,480	3,034	0.61	2,108,103	3,165	0.60
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	612,775			573,290
Other liabilities	54,645			46,918
Total non-interest bearing liabilities	667,420			620,208
Total liabilities	2,645,900			2,728,311
Shareholders' equity	243,020			254,116
Total liabilities and shareholders' equity	$2,888,920			$2,982,427

Net interest income		$19,087			$20,778
Interest rate spread (5)			2.71%			2. 89%
Net interest margin (6)			2.87%			3.03%
Ratio of average interest-earning assets to average interest-bearing liabilities			135%			130%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for both the three months ended September 30, 2014 and June 30, 2014 was $166 thousand.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.